SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  January 25, 2006
(date of earliest event reported)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC. (as depositor under the Pooling and Servicing Agreement, relating to the MASTR Adjustable Rate Mortgages Trust 2005-8 Mortgage Pass-Through Certificates, Series 2005-8)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124678	06-1204982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1285 Avenue of the Americas New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 713-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Master Asset Securitization Transactions, Inc. (the “Company”) entered into a Pooling and Servicing Agreement dated as of December 1, 2005 (the “Agreement”) among the Company, in its capacity as depositor (the “Depositor”), UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”) and as custodian (in such capacity, the “Custodian”), and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”).  The Certificates were issued on December 29, 2005.  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

99.1

 The Pooling and Servicing Agreement dated as of December 1, 2005, by and among the Company, the Transferor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MORTGAGE ASSET SECURITIZATION

TRANSACTIONS, INC.

By: /s/     Sameer Tikoo

Name:

Sameer Tikoo

Title:

Associate Director

By: /s/     Peter Slagowitz

Name:

Peter Slagowitz

Title:

Managing Director

Dated:  January 25, 2006

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of December 1, 2005,

5

by and among the Company, the Transferor, the Master Servicer, the Trust

Administrator, the Custodian and the Trustee.